Exhibit 3.101

ARTICLES OF INCORPORATION

OF
[ILLEGIBLE]
REM-MARYLAND, INC.

* * * * *	09/26/97 at 10.13 a.m.

WE, THE UNDERSIGNED, Nancy Roetman Menzel, whose post-office address is 33 S, 6th, St., #3400 Minneapolis, MN 55402 and Nancy G. Barber Walden, whose post-office address is 33 S. 6th St., #3400 Minneapolis, MN 55402, each being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

FIRST:                                   The name of the corporation is REM-Maryland, Inc.

SECOND:                    The purposes for which the corporation is formed are:

To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

THIRD:                               The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this state, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

FOURTH:                   The total number of shares of stock which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares, all of one class, of the par value of One Dollars ($1.00) each and of the aggregate par value of One Hundred Thousand Dollars ($100,000.00).

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~~FOURTH:                     The total number of shares of stock which the corporation shall have authority to issue is                        (           ) shares without par value, all of one class.~~

~~FOURTH:                     The total number of shares of stock which the corporation shall have authority to issue is                        (           ) shares divided into                        (           ) shares of                        stock of the par value of                        Dollars (           ) each and of the aggregate par value of                        Dollars (           ), and                        (           ) shares of                        stock without par value.~~

~~A description of each class of stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends qualifications and terms and conditions of redemption of each class is as follows:~~

FIFTH:                                  The number of directors of the corporation shall be (3), which may be changed in accordance with the by-laws of the corporation. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

Thomas E. Miller
Craig R. Miller
Douglas V. Miller

SIXTH:                                The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, of securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or

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receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

The corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

SEVENTH:              The duration of the corporation shall be perpetual.

EIGHTH:                        See attached.

IN WITNESS WHEREOF, the undersigned incorporators of REM-Maryland, Inc. who executed the foregoing Articles of Incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated the 24th day of September 1997.

/s/ Nancy Roetman Menzel
( ) Nancy Roetman Menzel

/s/ Nancy G. Barber Walden
( ) Nancy G. Barber Walden

( )

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EIGHTH:                        The corporation shall indemnify its officers and directors by reason of service in their capacity as officers and directors unless it is established that: (a) the act or omission of the officer or director was material to the matter giving rise to the proceeding indemnified against, and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; or (b) the director or officer actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the officer or director had reasonable cause to believe that the act or omission was unlawful.

CHANGE OF ADDRESS OF RESIDENT AGENT

The Corporation Trust Incorporated hereby submits the following for the purpose of changing the address of the resident agent for the business entities on the attached list:

1.               The name of the resident agent is The Corporation Trust Incorporated.

2.               The old address of the resident agent is:

32 South Street

Baltimore, Maryland 21202

3.               The new address of the resident agent is:

300 East Lombard Street

Baltimore, Maryland 21202

4.               Notice of the above changes are being sent to the business entities on the attached list.

5.               The above changes are effective when this document is filed with the Department of Assessments and Taxation.

/s/ Kenneth J. Uva
Kenneth J. Uva
Assistant Secretary

STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION

APPROVED FOR RECORD

11-17-91 at 8:30 a.m.

State of Maryland

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 10/18/04.

STATE DEPARTMENT OF ASSESMENTS AND TAXATION

By: /s/ [ILLEGIBLE], Custodian This stamp replaces our previous certification system. Effective: 6/95

CERTIFICATE

The Board of Directors of REM Maryland, Inc., a corporation organized in Maryland on 2/12/, 1998 duly approved a resolution as follows:

RESOLVED, that the resident agent and address of the resident agent of the corporation is hereby changed to:

Harriet Bessel

12835 Long Green Pike
Hydes, Maryland 21082

I, Douglas Miller, the Vice President, of REM-Maryland, Inc. certify under the penalties of perjury that to the best of my knowledge, information and belief, the foregoing resolution is true in all material respects.

/s/ Douglas Miller

I.D. NO# D4796157
ACKN. NO. — 166C3117869
REM-MARYLAND, INC.

02//23/98 AT 10:59 A.M.

STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION

APPROVED FOR RECORD

2-23-98 at 10.59 a.m.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 10/18/04

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By: /s/ [ILLEGIBLE], Custodian This stamp replaces our previous certification system. Effective: 6/95

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of
REM–Maryland, Inc.
(Name of Entity)

organized under the laws of Maryland passed the following resolution:

(State)

[CHECK APPLICABLE BOX(ES)]

☒ The principal office is changed from: (old address)

12835 Long Green Pike
Hydes MD 21082-9540

to: (new address)

23 Arden Valley Court
Sparks Glencoe MD 21152-9438

☒ The address of the resident agent is changed from:

12835 Long Green Pike
Hydes MD 21082-9540

To:

23 Arden Valley Court
Sparks Glencoe MD 21152-9438

I certify under penalties of perjury the foregoing is true.

/s/ Craig R. Miller
Secretary or Assistant Secretary
General Partner
Authorized Person

I hereby consent to my designation, in this document as resident agent for this entity.

SIGNED	/s/ Harriet W. Bessel
Harriet W. Bessel. Resident Agent

301 W. Preston Street, Room 801, Baltimore, MD 21201

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the page 2 document on file in this office. DATED: 10/18/04

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By: /s/ [ILLEGIBLE], Custodian This stamp replaces our previous certification system. Effective: 6/95

ARTICLES OF AMENDMENT

(1)

(2)                                  REM–Maryland. Inc. a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3)             The charter of the corporation is hereby amended as follows:

Article I of the charter of the Corporation be amended to read as follows:

ARTICLE I

The name of this Corporation shall be REM Maryland, Inc. This Amendment to the charter shall be effective as of the 1st day of August,  2000.

This amendment of the charter of the corporation has been approved by

(4)                                  The Directors and Shareholders

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)	/s/ Craig R. Miller	(5) /s/ Thomas Miller
	Secretary	President

(6)	REM, Inc.

c/o Gray, Plant, Mooty, Mooty & Bennett, P.A.

3400 City Center, 33 South Sixth St

Minneapolis, MN 55402

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 10/18/04

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By: /s/ [ILLEGIBLE], Custodian This stamp replaces our previous certification system. Effective: 6/95

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

REM Maryland, Inc.

(Name of Entity)

organized under the laws of Maryland, passed the following resolution:

(State)

[CHECK APPLICABLE BOX(ES)]

☒ The principal office is changed from: (old address)

23 Arden Valley Court
Sparks, Maryland 21152

to:    (new address)

1016 Cromwell Bridge Road
Towson, Maryland 21286

☒ The name and address of the resident agent is changed from:

Harriet Bessel – 23 Arden Valley Court

Sparks, MD 21152-9438

to:

Harriet Bessel – 1016 Cromwell Bridge Road

Towson, MD 21286

I certify under penalties of perjury the foregoing is true.

CUST ID: 0000844549	/s/ Craig R. Miller
WORK ORDER: 0000571823	Secretary or Assistant Secretary
DATE: 03-28-2002 07:56 AM	General Partner
AMT. PAID: $10.00	Authorized Person

I hereby consent to my designation in this document as resident agent for this entity.

SIGNED	/s/ Harriet Bessel
Resident Agent

Mail to: State Department of Assessments & Taxation, 301 W. Preston St., Room 801, Baltimore, MD 21201

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 10/18/04

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ [ILLEGIBLE], Custodian This stamp replaces our previous certification system.  Effective: 6/95

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

REM Maryland, Inc.

(Name of Entity)

organized under the laws of Maryland, passed the following resolution:

(State)

[CHECK APPLICABLE BOX(ES)]

☐  The principal office is changed from: (old address)

to:  (new address)

☒  The name and address of the resident agent is changed from:

Harriet Bessel

1016 Cromwell Bridge Road

to:

Edward Matricardi

1016 Cromwell Bridge Road, Baltimore, MD   21286

I certify under penalties of perjury the foregoing is true.

/s/ Edward Matricardi
Secretary or Assistant Secretary
General Partner
Authorized Person

I hereby consent to my designation in this document as resident agent for this entity.

SIGNED	/s/ Edward Matricardi
Resident Agent

Mail to: State Department of Assessments & Taxation, 301 W. Preston St., Room 801, Baltimore, MD 21201

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 10/18/04

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ [ILLEGIBLE], Custodian This stamp replaces our previous certification system.  Effective: 6/95